KKR REAL ESTATE FINANCE TRUST INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

New York, NY, February 28, 2018 - KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE:KREF) today reported financial results for the quarter and full year ended December 31, 2017.

Reported net income attributable to common stockholders of $17.0 million and $58.8 million, or $0.32 and $1.30 per basic and diluted share of common stock, for the three and twelve months ended December 31, 2017, respectively. Reported net income attributable to common stockholders of $11.4 million and $31.1 million, or $0.47 and $1.61 per basic and diluted share of common stock, for the three and twelve months ended December 31, 2016, respectively.

Reported Net Core Earnings of $17.1 million and $55.5 million, or $0.32 and $1.22 per diluted share of common stock, for the three and twelve months ended December 31, 2017, respectively. Reported Net Core Earnings of $9.0 million and $27.8 million, or $0.37 and $1.44 per diluted share of common stock, for the three and twelve months ended December 31, 2016, respectively.

Fourth Quarter 2017 Highlights

•	Committed $331.8 million to two new floating-rate senior loans and funded an additional $21.3 million for loans closed prior to the quarter end

•
Current portfolio of $2,083.1 million is 100% performing and 93% floating-rate with a weighted average loan-to-value ratio ("LTV") of 67% as of December 31, 2017. Current portfolio is up 148% over 2016

•	Book value was $1,059.1 million as of December 31, 2017 or $19.73 per share

•
Declared a $0.37 dividend per share of common stock for the fourth quarter of 2017, equating to a 7.6% annualized dividend yield based on a $19.60 closing price of our common stock on February 28, 2018

2017 Highlights

•
Committed $1,482.5 million to new floating-rate senior loans and funded an additional $49.7 million for loans that closed prior to December 31, 2017. Loans committed during 2017 represents a 175% increase over 2016

•	Completed our initial public offering of 11.8 million shares of common stock, raising net proceeds of $225.9 million

•	Increased our borrowing capacity to $1.8 billion at the end of 2017, compared to $1.5 billion at the end of 2016

“2017 was a very important year in the evolution of KREF.” said Chris Lee and Matt Salem, Co-Chief Executive Officers of KREF. “In May 2017, we successfully completed an IPO, raising approximately $226.0 million in net proceeds and increasing our book value to over $1.0 billion. We executed approximately $1.5 billion in new loan originations in 2017, a 175% increase over 2016. We made significant progress in increasing our borrowing capacity by 22% from YE 2016 to $1.8 billion at the end of 2017. Despite operating in a competitive environment, we continue to leverage the power of our integrated real estate business to differentiate ourselves from an underwriting and sourcing perspective. We are encouraged by the activity during the first two months of 2018 and the quality of our near-term pipeline.”

Fourth Quarter 2017 Investment Activity
Loan Originations
The Company committed capital to the following floating-rate senior loans ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
Senior Loan, North Bergen, NJ	Multifamily	October 2017	$150,000	$133,500	L + 4.3%	November 2022	57%
Senior Loan, Minneapolis, MN	Office	November 2017	181,800	129,476	L + 3.8	December 2022	75
Total/Weighted Average			$331,800	$262,976	L + 4.0%		66%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

The weighted average underwritten internal rate of return of all loans originated in the fourth quarter was 11.8%.
Funding of Previously Closed Loans
The Company funded approximately $21.3 million for loans closed prior to the quarter end.
Loan Repayments

The Company received approximately $19.6 million from loan repayments.

Loan Sales

The Company received approximately $81.6 million from a loan sale, which provided us with structural leverage. For purposes of GAAP, this did not constitute a true sale and remains on the Company's balance sheet.

Quarter End Portfolio Summary
The following table sets forth certain information regarding the Company’s portfolio at December 31, 2017 ($ in millions):

Investment	Committed Principal Amount	Current Carrying Value	Weighted Average Coupon(B)(C)	Max Remaining Term (Years)(B)(D)	Weighted Average LTV(B)
Senior Loans(A)	$2,262.0	$1,810.8	L + 4.2%	4.0	67%
Mezzanine Loans	77.7	77.7	11.0	4.0	76
CMBS B-Pieces(E)	118.5	118.5	4.3	8.1	64
Total/Weighted Average	$2,458.2	$2,007.0	5.9%	4.2	67%

(A)
Senior loans include senior mortgages and similar credit quality investments, including junior participations in our originated senior loans for which we have syndicated the senior participations and retained the junior participations for our portfolio.

(B)	Weighted average is weighted by current principal amount for our senior and mezzanine loans and by net equity for our CMBS B-Pieces.

(C)
L = one-month USD LIBOR rate; spot rate as of December 31, 2017 of 1.56% included in mezzanine loan and portfolio-wide averages represented as fixed rates. For mezzanine loans, 66% or $51.5 million are floating-rate.

(D)	Max remaining term (years) assumes all extension options are exercised, if applicable.

(E)	Represents CMBS B-Pieces with an aggregate current face amount of $309.2 million and a $14.0 million investment in an aggregator vehicle that invests in CMBS B-Pieces.

Portfolio Performance
As of December 31, 2017, the average risk rating of the Company's portfolio was 2.9 (Average Risk), weighted by investment carrying value, with 99.1% of the total loan portfolio rated 3 (Average Risk) or better by KKR Real Estate Finance Manager LLC (our "Manager"). As of December 31, 2017, no investments were rated 5 (Impaired/Loss Likely).

Non-GAAP Financial Measures

Reconciliation of Core Earnings and Net Core Earnings to Net Income Attributable to Common Stockholders
The table below reconciles Core Earnings and Net Core Earnings and Core Earnings per diluted share of common stock and Net Core Earnings per diluted share of common stock to net income attributable to common stockholders and net income attributable to common stockholders per diluted share of common stock for the three months ended December 31, 2017 and September 30, 2017 and the twelve months ended December 31, 2017 and December 31, 2016 ($ in thousands, except per share data):

	Three Months Ended	Per Diluted Share	Three Months Ended	Per Diluted Share
	December 31, 2017		September 30, 2017
Net Income Attributable to Common Stockholders	$17,034	$0.32	$17,339	$0.32
Adjustments
Non-cash equity compensation expense	25	—	25	—
Incentive compensation to affiliate	—	—	—	—
Depreciation and amortization	—	—	—	—
Unrealized (gains) or losses	79	—	(887)	(0.02)
Core Earnings(A)	$17,138	$0.32	$16,477	$0.30
Incentive compensation to affiliate	—	—	—	—
Net Core Earnings	$17,138	$0.32	$16,477	$0.30
Weighted average number of shares of common stock outstanding, diluted	53,688,027		53,697,041

(A)
Excludes $1.1 million and $1.3 million, or $0.02 and $0.02 per diluted weighted average share outstanding, of net original issue discount on CMBS B-Pieces accreted as a component of taxable income during the three months ended December 31, 2017 and September 30, 2017, respectively.

	Twelve Months Ended	Per Diluted Share	Twelve Months Ended	Per Diluted Share
	December 31, 2017		December 31, 2016
Net Income Attributable to Common Stockholders	$58,818	$1.30	$31,141	$1.61
Adjustments
Non-cash equity compensation expense	65	—	—
Incentive compensation to affiliate	—	—	365	0.02
Depreciation and amortization	—	—	—	—
Unrealized (gains) or losses	(3,375)	(0.07)	(3,363)	(0.17)
Core Earnings(A)	$55,508	$1.22	$28,143	$1.46
Incentive compensation to affiliate	—	—	(365)	(0.02)
Net Core Earnings	$55,508	$1.22	$27,778	$1.44
Weighted average number of shares of common stock outstanding, diluted	45,321,360		19,299,597

(A)
Excludes $4.0 million and $3.4 million, or $0.09 and $0.17 per diluted weighted average share outstanding of net original issue discount on CMBS B-Pieces accreted as a component of taxable income during the twelve months ended December 31, 2017 and December 31, 2016, respectively.

Book Value
The Company’s book value per share of common stock was $19.73 at December 31, 2017, as compared to book value per share of common stock of $19.78 at September 30, 2017.

Subsequent Events

The following events occurred subsequent to December 31, 2017:

Investing Activities

The Company originated the following senior loan subsequent to December 31, 2017 ($ in thousands):

Description/ Location	Property Type	Month Originated	Maximum Face Amount	Initial Face Amount Funded	Interest Rate(A)	Maturity Date(B)	LTV
St. Paul, Minnesota	Office	January 2018	$75,500	$70,000	L + 3.6%	February 2023	73%

(A)	Floating rate based on one-month USD LIBOR.

(B)	Maturity date assumes all extension options are exercised, if applicable.

The underwritten IRR of the loan originated subsequent to December 31, 2017 through February 28, 2018 is 11.8%.

Funding of Previously Closed Loans

Between January 1, 2018 and February 23, 2018, the Company funded approximately $19.1 million for previously closed loans subsequent to December 31, 2017.

Loan Repayments

In February 2018, the Company received approximately $33.3 million from loan repayments, which represents our 95% interest in a $35.0 million mezzanine loan.

Funding of Capital Commitments

In February 2018, the Company funded $4.0 million related to its investment in RECOP.

Financing Activities

In February 2018, the Company borrowed $4.0 million in proceeds under the Morgan Stanley master repurchase facility.

Corporate Activities

Dividends

In January 2018, the Company paid a $19.9 million dividend on its common and special voting preferred stock, or $0.37 per share, with respect to the fourth quarter of 2017, to stockholders of record on December 29, 2017.

Share Buyback

Between January 1, 2018 and February 23, 2018, the Company repurchased 496,809 shares of its common stock for $9.7 million at a weighted average price per share of $19.49.

Teleconference Details:
The Company will host a conference call to discuss its financial results on Thursday, March 1, 2018 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter and full year 2017 earnings teleconference call should dial from the U.S., (866) 807-9684, or from outside the U.S., +1 (412) 317-5415, shortly before 10:00 a.m. and reference the KKR Real Estate Finance Trust Inc. Teleconference Call; a pass code is not required. Please note the teleconference call will be available for replay beginning approximately two hours after the broadcast. To access the replay, callers from the U.S. should dial (877) 344-7529 and callers from outside the U.S. should dial +1 (412) 317-0088, and enter conference identification number 10115939.
Webcast:
The conference call will also be available on the Company’s website at www.kkrreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the webcast will also be available for 30 days on the Company’s website.
Supplemental Information
The slide presentation accompanying this release and containing supplemental information about the Company’s financial results for the fiscal quarter and full year ended December 31, 2017 may also be accessed through the investor relations section of the Company’s website at www.kkrreit.com.
About KKR Real Estate Finance Trust Inc.
KKR Real Estate Finance Trust Inc. (NYSE: KREF) is a real estate investment trust that primarily originates or acquires senior loans collateralized by institutional-quality commercial real estate assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. The Company's target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. The Company is externally managed and advised by KKR Real Estate Finance Manager LLC, a registered investment adviser and an indirect subsidiary of KKR & Co. L.P., a leading global alternative investment firm with a 40-year history of leadership, innovation and investment excellence and approximately $168.5 billion of assets under management as of December 31, 2017.
Additional information can be found on the Company’s website at www.kkrreit.com.
Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; difficulty in obtaining financing or raising capital; adverse legislative or regulatory developments; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to the Company or the owners and operators of the real estate securing the Company’s investments; deterioration in the performance of properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and, potentially, principal losses to the Company; defaults by borrowers in paying debt service on outstanding indebtedness; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; the availability of qualified personnel and the Company’s relationship with our Manager; KKR controls the Company and its interests may conflict with those of the Company’s stockholders in the future; the Company’s qualification as a REIT for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act of 1940; authoritative GAAP or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s prospectus dated May 4, 2017, filed with the SEC on May 8, 2017, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this release and in the Company’s filings with the SEC. All forward-looking statements in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.
CONTACT INFORMATION

Investor Relations:
KKR Real Estate Finance Trust Inc.
Sasha Hamilton
Tel: +1-888-806-7781(U.S.) / +1-212-763-9048
KREF-IR@kkr.com

Media:
Kohlberg Kravis Roberts & Co. L.P.
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

Definitions:

"Loan-to-value ratio": Generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated. For one mezzanine loan, LTV is based on the total loan amount divided by the as-is appraised value at March 17, 2017. For our CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool.

"Internal Rate of Return": IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The weighted average underwritten IRR for the investments shown reflects the returns underwritten by our Manager taking into account certain assumptions around leverage up to no more than the maximum approved advance rate, and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial and future fundings for the total loan commitment and associated loan repayments, and assumes no defaults. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes the one-month spot USD LIBOR as of the date the loan was originated. There can be no assurance that the actual weighted average IRRs will equal the weighted average underwritten IRRs shown.

"Core Earnings" and "Net Core Earnings": Used by the Company to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the current loan activity and operations. The Company also uses Core Earnings to determine the management and incentive fees it pays to its Manager. Core Earnings and Net Core Earnings are measures that are not prepared in accordance with GAAP. The Company defines

Core Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation payable to our Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between our Manager and board of directors (and after approval by a majority of the independent directors). The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. Net Core Earnings is Core Earnings less incentive compensation payable to our Manager.

The Company believes that providing Core Earnings and Net Core Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company’s business. Core Earnings and Net Core Earnings should not be considered as a substitute for GAAP net income. The Company cautions readers that its methodology for calculating Core Earnings and Net Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Core Earnings and Net Core Earnings may not be comparable to similar measures presented by other REITs.

KKR Real Estate Finance Trust Inc. and Subsidiaries

Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$103,120	$96,189
Restricted cash and cash equivalents	400	157
Commercial mortgage loans, held-for-investment, net	1,888,510	674,596
Commercial mortgage loans, held-for-sale, net	—	26,230
Preferred interest in joint venture, held-to-maturity	—	36,445
Equity method investments, at fair value	14,390	—
Accrued interest receivable	8,423	2,974
Other assets	7,239	2,728
Commercial mortgage loans held in variable interest entities, at fair value	5,372,811	5,426,084
Total Assets	7,394,893	6,265,403

Liabilities and Equity
Liabilities
Secured financing agreements, net	$964,800	$439,144
Loan participations sold, net	81,472	—
Accounts payable, accrued expenses and other liabilities	2,465	2,297
Dividends payable	19,981	—
Accrued interest payable	1,623	593
Due to affiliates	4,442	1,728
Variable interest entity liabilities, at fair value	5,256,926	5,313,574
Total Liabilities	6,331,709	5,757,336

Commitments and Contingencies

Temporary Equity
Redeemable noncontrolling interests in equity of consolidated joint venture	3,090	3,030
Redeemable preferred stock	949	—

Permanent Equity
Preferred stock, 50,000,000 authorized (1 share with par value of $0.01 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively, and 125 shares with stated value of $1,000.00 issued and outstanding as of December 31, 2016)	—	125
Common stock, 300,000,000 authorized (53,685,440 and 24,158,392 shares with par value of $0.01 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively)	537	242
Additional paid-in capital	1,052,851	479,417
Retained earnings	6,280	17,914
Repurchased stock, 26,398 shares repurchased as of December 31, 2017	(523)	—
Total KKR Real Estate Finance Trust Inc. stockholders’ equity	1,059,145	497,698
Noncontrolling interests in equity of consolidated joint venture	—	7,339
Total Permanent Equity	1,059,145	505,037
Total Liabilities and Equity	$7,394,893	$6,265,403

KKR Real Estate Finance Trust Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in thousands, except share and per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Net Interest Income
Interest income	$28,385	$24,408	$11,775	$83,145	$32,659
Interest expense	8,632	5,414	3,456	21,224	7,432
Total net interest income	19,753	18,994	8,319	61,921	25,227

Other Income
Realized gain on sale of investments	—	—	285	—	285
Change in net assets related to consolidated variable interest entities	3,035	4,025	5,501	15,845	15,461
Income from equity method investments	414	115	—	875	—
Other income	352	177	79	968	222
Total other income (loss)	3,801	4,317	5,865	17,688	15,968

Operating Expenses
General and administrative	1,682	1,339	522	4,936	2,270
Management fees to affiliate	3,979	3,989	1,846	13,492	5,934
Incentive compensation to affiliate	—	—	—	—	365
Total operating expenses	5,661	5,328	2,368	18,428	8,569

Income (Loss) Before Income Taxes, Noncontrolling Interests and Preferred Dividends	17,893	17,983	11,816	61,181	32,626
Income tax expense	714	120	140	1,102	354
Net Income (Loss)	17,179	17,863	11,676	60,079	32,272
Redeemable Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	82	54	54	216	302
Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	—	377	212	801	813
Net Income (Loss) Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	17,097	17,432	11,410	59,062	31,157
Preferred Stock Dividends	63	93	4	244	16
Net Income (Loss) Attributable to Common Stockholders	$17,034	$17,339	$11,406	$58,818	$31,141

Net Income (Loss) Per Share of Common Stock
Basic	$0.32	$0.32	$0.47	$1.30	$1.61
Diluted	$0.32	$0.32	$0.47	$1.30	$1.61
Weighted Average Number of Shares of Common Stock Outstanding
Basic	53,685,440	53,696,967	24,158,392	45,320,358	19,299,597
Diluted	53,688,027	53,697,041	24,158,392	45,321,360	19,299,597